UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 14, 2025
HERITAGE DISTILLING HOLDING COMPANY INC.
(Exact name of registrant as specified in charter)

Delaware	001-42411	83-4558219
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9668 Bujacich Road Gig Harbor, Washington	98332
(Address of Principal Executive Offices)	(zip code)

(253) 509-0008
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 14, 2025, Heritage Distilling Holding Company, Inc. (the “Company”) received a notice from the Nasdaq Stock Market LLC (“Nasdaq”), indicating that the Company’s common stock, par value $0.0001 per share (the “Common Stock”), did not meet the minimum bid price required set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the closing bid price for the Common Stock was below $1.00 per share for thirty (30) consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial 180-calendar day period, or until October 13, 2025, to regain compliance with the Minimum Bid Price Requirement.
On October 14, 2025, the Company received a letter from Nasdaq (the “Notice”) stating that while the Company had not regained compliance with the Minimum Bid Price Requirement, Nasdaq staff had determined that the Company is eligible for an additional 180-calendar day period, or until April 13, 2026 (the “Compliance Period”), to regain compliance. This determination was based on the Company meeting the continued listing requirement for the market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, except for the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second Compliance Period by effecting a reverse stock split, if necessary to regain compliance with the Minimum Bid Price Requirement.
During the Compliance Period, the Company’s Common Stock will continue to be listed and traded on the Nasdaq Capital Market. If at any time during the Compliance Period the bid price of the Common Stock closes at or above $1.00 per share for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and the matter will be closed. If the Company chooses to implement a reverse stock split to regain compliance, it must complete the reverse split no later than ten (10) business days prior to the expiration of the Compliance Period.
If the Company does not regain compliance by April 13, 2026, Nasdaq will provide written notification that the Company’s securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel (the “Panel”). The Company acknowledges that, historically, Panels have generally viewed a near-term reverse stock split as the only definitive plan acceptable to resolve a bid price deficiency. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, that Nasdaq will grant the Company any additional extension of time, or that any appeal to the Panel, if made, would be successful.
An indicator continues to be broadcast over Nasdaq’s market data dissemination network noting the Company’s noncompliance. This indicator is displayed with quotation information related to the Company’s securities on Nasdaq.com, NasdaqTrader.com, and through other third-party market data providers. In addition, the Company remains included on the list of all noncompliant Nasdaq companies, which is posted on Nasdaq’s website at listingcenter.nasdaq.com.
The Company intends to continue monitoring the closing bid price for its Common Stock and is evaluating various measures to regain compliance with the Minimum Bid Price Requirement, which may include effecting a reverse stock split, if appropriate.
Forward-Looking Statements
This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “believe,” “intend,” “will,” and “would” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2025	HERITAGE DISTILLING HOLDING COMPANY INC.

	By:	/s/ Justin Stiefel
Justin Stiefel
Chief Executive Officer
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